UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Artisan Partners Funds, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Artisan Fund(s) Shareholder:

We need your help. Recently, we e-mailed you proxy materials regarding the Special Meeting of Shareholders of the Artisan Funds scheduled for November 13, 2012. According to our records, we have not yet received your vote.

The Special Meeting is now only a short time away. No matter how many shares you own, your prompt attention is very important. Every account, no matter the size, has a direct impact on the outcome of the proxy vote.

Your vote will help us to hold the meeting as scheduled and to keep the costs associated with soliciting additional shareholder votes as low as possible. Please take a moment and vote today using one of the following convenient options at the right.

If you have any questions, please contact Okapi Partners, toll-free at 877-279-2311. We thank you in advance for your assistance.